EXHIBIT 23.1

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Form S-8 Registration Statement on the 2013 Professional / Consultant Stock Compensation Plan and the related Prospectus of Frontier Beverage Company, Inc., of our report dated April 15, 2013, with respect to the balance sheet of Frontier Beverage Company, Inc. as of December 31, 2012 and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2012. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ RBSM LLP
Certified Public Accountants
New York, NY
November 6, 2013

EXHIBIT 23.1

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Form S-8 Registration Statement on the 2013 Professional / Consultant Stock Compensation Plan and the related Prospectus of Frontier Beverage Company, Inc., of our report dated April 9, 2012, with respect to the balance sheet of Frontier Beverage Company, Inc. as of December 31, 2011 and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2011. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Sherb & Co., LLP
Certified Public Accountants
New York, NY
November 6, 2013